Exhibit 10.27

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of July 31, 2013, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender, and SOPHIRIS BIO INC, a corporation amalgamated under the Business Corporations Act (British Columbia), with offices located at 1500 – 885 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3E8, SOPHIRIS BIO CORP., a Delaware corporation, with offices located at 1258 Prospect Street, La Jolla, California, 92037, and SOPHIRIS BIO HOLDING CORP., a Delaware corporation, with offices located at 1258 Prospect Street, La Jolla, California 92037 (each a “Borrower” and collectively, “Borrowers”).

RECITALS

A. Collateral Agent, Lenders and Borrowers have entered into that certain Loan and Security Agreement dated as of July 15, 2011 (as amended, restated, modified or supplemented from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of January 17, 2013, the “Loan Agreement”).

B. Lenders have extended credit to the Borrowers for the purposes permitted in the Loan Agreement.

C. Borrowers have requested that Collateral Agent and Lenders amend the Loan Agreement to (i) permit the deferment of principal payments on the term loan and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.2 (Term Loans). Section 2.2(b) of the Loan Agreement hereby is amended and restated in its entirety as follows:

“(b) Repayment. Borrowers shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of the Term Loans, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrowers shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months; provided, however, Borrowers’ Term Loan principal payment due on August 1, 2013 shall be deferred until

September 1, 2013 and the outstanding balance of the Term Loans shall re-amortize and beginning on September 1, 2013 and continuing on the Payment Date of each month thereafter, Borrowers shall make equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the remaining outstanding principal amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to fifteen (15) months. All unpaid principal and accrued and unpaid interest with respect to the Term Loans is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

2.2 Section 2.2 (Term Loans). Section 2.2(c) of the Loan Agreement hereby is amended and restated in its entirety as follows:

“(c) Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrowers shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, (iv) the Second Amendment Restructuring Fee, plus (v) all other sums, that shall have become due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if either (y) the Second Amendment Restructuring Fee or (z) the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrowers shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Second Amendment Restructuring Fee and/or the Final Payment, as applicable, in respect of the Term Loan(s).”

2.3 Section 2.2 (Term Loans). Section 2.2(d) of the Loan Agreement hereby is amended and restated in its entirety as follows:

“(d) Permitted Prepayment of Term Loans. Borrowers shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Parent (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least fifteen (15) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, (D) the Second Amendment Restructuring Fee, plus (E) all other sums, that shall have become due and payable hereunder, including Lenders’ Expenses, if any, and interest at the Default Rate with respect to any past due amounts.”

2.4 Section 2.5 (Fees). New Section 2.5(e) hereby is added to the Loan Agreement as follows:

“(e) Second Amendment Restructuring Fee. A fully earned, non-refundable restructuring fee in the amount of Seven Thousand Dollars ($7,000.00) (the “Second Amendment Restructuring Fee”) due on the earliest to occur of (a) the Maturity Date, (b) the acceleration of the Term Loans, or (c) the prepayment of the Term Loans pursuant to Section 2.2(c) or 2.2(d) herein.”

2.5 Section 13.1 (Definitions). The following term and its respective definition hereby is added to Section 13.1 of the Loan Agreement as follows:

“Second Amendment Restructuring Fee” is defined in Section 2.5(e).

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Collateral Agent and the Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent and the Lenders on the Effective Date, or subsequent thereto, are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and the Lenders of (i) this Amendment by each party hereto and (ii) Borrowers’ payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT: OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President — Finance, Secretary and Treasurer
LENDER: OXFORD FINANCE FUNDING TRUST 2012-1

By:	Oxford Finance LLC, as Servicer
By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President — Finance, Secretary and Treasurer
BORROWERS: SOPHIRIS BIO INC	SOPHIRIS BIO CORP.

By:	/s/ Peter Slover	By:	/s/ Peter Slover
Name:	Peter Slover	Name:	Peter Slover
Title:	Chief Financial Officer	Title:	Chief Financial Officer
SOPHIRIS BIO HOLDING CORP.

By:	/s/ Peter Slover
Name:	Peter Slover
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Loan and Security Agreement]